Exhibit 5.1

KILPATRICK TOWNSEND & STOCKTON LLP www.kilpatricktownsend.com Suite 2800, 1100 Peachtree Street NE Atlanta, GA 30349-4528 t 404 815 6500 f 404 815 6555

May 27, 2020

Delta Air Lines, Inc.
1030 Delta Boulevard

Atlanta, Georgia 30354

               Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Delta Air Lines, Inc., a Delaware corporation (“Delta”), in connection with its preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time by Delta of an indeterminate amount of (i) one or more series of Delta’s debt securities (the “Debt Securities”); (ii) warrants of Delta (the “Warrants”) to purchase any Securities (as defined below) other than Warrants; (iii) shares of Delta’s common stock, par value $0.0001 per share (the “Common Stock”); (iv) shares of one or more series of Delta’s preferred stock, par value $0.0001 per share (the “Preferred Stock”); (v) rights (the “Rights”) to purchase any Securities (as defined below) other than Rights; (vi) purchase contracts of Delta (the “Purchase Contracts”) for the purchase of any Securities (as defined below) other than Purchase Contracts; and (vii) units of Delta (the “Units”) representing a combination of one or more Securities (as defined below) other than Units. The Debt Securities, Warrants, Common Stock, Preferred Stock, Rights, Purchase Contracts and Units are collectively referred to herein as the “Securities” and individually as a “Security.” The Debt Securities will be issued pursuant to an indenture (the “Base Indenture”) dated as of March 6, 2017 by and between Delta, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”) (which Base Indenture is included as Exhibit 4.1 to the Registration Statement) and one or more supplemental indentures thereunder (such Base Indenture, together with the applicable supplemental indentures pertaining to the applicable series of Debt Securities, the “Applicable Indenture”). The offering of the Securities will be made as set forth in the prospectus contained in the Registration Statement (the “Base Prospectus”), as that Base Prospectus is supplemented by one or more prospectus supplements from time to time (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such records, certificates of corporate officers and government officials, instruments and other documents, as we have deemed necessary or appropriate for purposes of this opinion. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of Delta and others, without independent verification of their accuracy.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and (except with respect to the Securities, to the extent in our numbered opinions below) the validity and binding effect thereof on such parties.

In rendering our opinions below, we have also assumed that: (i) the Registration Statement and any supplements and amendments thereto (including any post-effective amendments) will have become and remain effective, will not be subject to any stop order and will comply with all applicable laws; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities to be offered for sale thereby in accordance with all applicable laws; (iii) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by Delta with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon Delta or any restriction imposed by any court or governmental body having jurisdiction over Delta; (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered (including any applicable indenture supplement, warrant agreement, purchase contract agreement, rights agreement or unit agreement) will have been duly authorized and validly executed and delivered by Delta and the other parties thereto; (vi) any applicable warrant agreement, purchase contract agreement, rights agreement or unit agreement will be governed by the laws of the State of New York; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance by all necessary corporate action of Delta; and (viii) with respect to shares of Common Stock or Preferred Stock, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under Delta’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and not otherwise reserved for issuance.

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Delta Air Lines, Inc.

May 27, 2020

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that, as of the date hereof:

1.       With respect to the Debt Securities, when (a) the Applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of Delta, (b) the Applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of Delta, and (d) such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Debt Securities will be the legally valid and binding obligations of Delta, enforceable against Delta in accordance with their terms.

2.       With respect to Warrants, when (a) the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of Delta, (b) the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of Delta, and (c) such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action, such Warrants will be the legally valid and binding obligations of Delta, enforceable against Delta in accordance with their terms.

3.       With respect to Common Stock, when an issuance of Common Stock has been duly authorized by all necessary corporate action of Delta, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed (a) the respective total amounts and numbers of shares available under the Certificate of Incorporation and (b) authorized by the board of directors of Delta in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that Delta will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware (the “DGCL”).

4.        With respect to Preferred Stock, when a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation (including the adoption and filing with the Secretary of State of the State of Delaware of a Certificate of Designations relating to such Preferred Stock), and authorized by all necessary corporate action of Delta, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed (a) the respective total amounts and numbers of shares available under the Certificate of Incorporation, and (b) authorized by the board of directors of Delta in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that Delta will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

5.       With respect to Rights, when (a) the applicable rights agreement has been duly authorized, executed and delivered by all necessary corporate action of Delta, (b) the specific terms of a particular issue of Rights have been duly authorized in accordance with the terms of the applicable rights agreement and authorized by all necessary corporate action of Delta, and (c) such Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable rights agreement and in the manner contemplated by the applicable Prospectus and by such corporate action, such Rights will be the legally valid and binding obligations of Delta, enforceable against Delta in accordance with their terms.

6.       With respect to Purchase Contracts, when (a) the applicable purchase contract agreement has been duly authorized, executed and delivered by all necessary corporate action of Delta, (b) the specific terms of a particular issue of Purchase Contracts have been duly authorized in accordance with the terms of the applicable purchase contract agreement and authorized by all necessary corporate action of Delta, and (c) such Purchase Contracts have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable purchase contract agreement and in the manner contemplated by the applicable Prospectus and by such corporate action, such Purchase Contracts will be the legally valid and binding obligations of Delta, enforceable against Delta in accordance with their terms.

Delta Air Lines, Inc.

May 27, 2020

7.       With respect to Units, when (a) the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of Delta, (b) the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of Delta, and (c) such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action, such Units will be the legally valid and binding obligations of Delta, enforceable against Delta in accordance with their terms.

We are opining herein as to the DGCL and the laws of the State of New York. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Our opinions set forth above are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and (ii) general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith, fair dealing and reasonableness in the interpretation and enforcement of contracts and the discretion of the court before which any proceeding may be brought, and the application of such principles to limit the availability of equitable remedies such as specific performance.

We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the Applicable Indenture, the Debt Securities, the applicable warrant agreements, the Warrants, the applicable purchase contract agreements, the Purchase Contracts, the applicable rights agreements, the Rights, the applicable unit agreements or the Units (collectively, the “Documents”) of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in any Document of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any provision under any Document waiving the right to object to venue in any court; (vi) any waiver of the right to jury trial; (vii) any agreement to submit to the jurisdiction of any Federal court; or (viii) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

Delta Air Lines, Inc.

May 27, 2020

This opinion has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any change in the foregoing subsequent to the effectiveness of the Registration Statement even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters” in the Base Prospectus. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours, /s/ Kilpatrick Townsend & Stockton LLP